SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  Form 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934



                               January 26, 1999
              ------------------------------------------------
              Date of report (date of earliest event reported)


                              Technology 80 Inc.
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)


     Minnesota             0-13870               41-1373380
-----------------        ------------        ------------------
 (State or other         (Commission           I.R.S. Employer
   jurisdiction          File Number)        Identification No.)
 of incorporation)



              658 Mendelssohn Avenue North, Minneapolis MN 55427
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            (Address of principal executive offices)     (Zip Code)


                              (612) 542-9545
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              (Registrant's telephone number, including area code)


                                   N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets

Technology 80 Inc., a world leader in motion control products, announced today that it has signed a definitive merger agreement with ACS Electronics Ltd., Migdal Ha'emek, Israel, a developer of proprietary software and advanced electronics for the production of universal, fully digital motion control products. Technology 80 Inc. shareholders will receive approximately $5.25 to $5.75 per share based upon a sales formula for the months of November 1998, December 1998 and January 1999. The exact price will not be determined until the closing, which is expected to be late March or early April 1999. Other factors determining the final closing price would be the closing value of the company's portfolio, customary expenses for the merger and earnings for the months until closing. The closing is pending approval of Technology 80 Inc. shareholders and final regulatory approval.

Statements included in this Form 8-K, in future filings with the Securities and Exchange Commission and oral statements made with the approval of authorized executive officers, if the statements are not historical or current facts, should be considered "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Technology 80 Inc. wishes to caution the reader not to place undue reliance on any such forward-looking statements, which speak only as of the date made.


Item 7.  Financial Statements and Exhibits

(c) Exhibits.

          News Release dated January 26, 1999.

          Agreement and Plan of Merger and Reorganization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               Technology 80 Inc.
               ----------------------------
               (Registrant)

     January 26, 1999         /s/ Duane Markus
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         (Date)               Duane Markus, President, CEO